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                                                                   EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         This Agreement is made by and between LifeQuest Medical, Inc. (the "Company"), located at 12961 Park Central, Suite 1300, San Antonio, Texas 78216, and Richard A. Woodfield ("Employee"), whose address is 604 Mountain View Drive, Wayne, Pennsylvania 19087.

                                   ARTICLE 1
                             COMPENSATION AND TERM

         1.01 Basic Compensation. As compensation for the services to be rendered hereunder, the Company shall pay Employee a salary at a rate not less than $14,583.33 per month ("Base Salary"), subject to standard deductions, which shall be payable in at least monthly installments during the Initial Term (as hereinafter defined) and each Extension Term (as hereinafter defined), if any. Such basic compensation shall be subject to annual review for possible increase by the Compensation Committee of the Board of Directors of the Company based upon Employee's performance, as determined at the discretion of the Company's Compensation Committee based in part upon the achievement of goals agreed upon by the Board of Directors of the Company and Employee, the performance of the Company's stock price and the earnings of the Company. In addition, the Company and the Employee have entered into a Non-Qualified Stock Option Agreement of even date herewith pursuant to which the Company has granted to Employee non-qualified stock options to purchase up to 250,000 shares of Common Stock, $.001 par value, of the Company upon the terms and conditions set forth in such agreement.

         1.02 Incentive Compensation. Employee shall be eligible to receive an annual cash bonus in an amount up to 200% of Employee's Base Salary, the amount of which shall be determined by the Compensation Committee of the Company in its sole discretion and shall be based upon Employee's performance, the achievement of goals agreed upon by the Board of Directors of the Company and Employee, the performance of the Company's stock price and the earnings of the Company, all as determined in the sole discretion of the Company's Compensation Committee. Any such bonus shall be paid by the Company within 90 days after the end of each calendar year.

         1.03 Term. Subject to earlier termination pursuant to Article 5 hereof, the initial term (the "Initial Term") of this Agreement shall be three
(3) years commencing as of the execution date of this Agreement and ending on May 10, 2001; provided, however, the Initial Term shall be automatically extended for successive periods of one (1) year each (each such one-year period, an "Extension Term") unless either party shall have given to the other party written notice of termination not less than sixty (60) days prior to the end of the Initial Term or the Extension Term then in effect, as the case may be.



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                                   ARTICLE 2
                               DUTIES OF EMPLOYEE

         2.01 Duties. The Company hereby employs Employee to serve as President and Chief Executive Officer of the Company or in such other capacities as may be agreed upon by the Board of Directors of the Company and Employee from time to time, and Employee agrees to perform the customary duties of such offices in accordance with the bylaws of the Company and as the Board of Directors of the Company may direct from time to time. Employee will be the chief executive officer of the Company and, therefore, will report only to the Board of Directors.

         2.02 Other Activities. During the Initial Term and each Extension Term, if any, Employee shall devote substantially all of his full-time efforts to his duties hereunder and will not undertake any material business commitments without obtaining the prior consent of the Board of Directors of the Company, which consent may be granted or withheld in the sole discretion of the Board of Directors of the Company.

                                   ARTICLE 3
                               EMPLOYEE BENEFITS

         3.01 Medical and Dental Benefits. The Company agrees to include Employee in any hospital, surgical, medical, disability and dental benefit plan(s) that it may adopt for its employees.

         3.02 Temporary Housing Arrangements and Living Expenses. The Company will reimburse Employee for reasonable temporary living arrangements and living expenses for a period of up to twelve (12) months after the execution date hereof; provided, however, the amount which shall be reimbursed by the Company to Employee shall not exceed $2,000 per month. Arrangements for temporary living accommodations will be made by the Company through its administrative staff.

         3.03 Attorneys' Fees. The Company will reimburse Employee for reasonable attorneys' fees charged to Employee by the firm of Saul, Ewing, Remick & Saul in connection with the negotiation of this Agreement.

         3.04 Other Benefits. Employee shall be entitled to reasonable and customary holidays and other benefits that are available to senior management or key employees, including three weeks paid vacation.

                                   ARTICLE 4
                           OBLIGATIONS OF THE COMPANY

         4.01 Office and Support Staff. The Company shall provide Employee with such support services as are reasonable to Employee's position or required for the performance of his duties.




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                                   ARTICLE 5
                           TERMINATION OF EMPLOYMENT

         5.01 Termination by the Company for Cause. The Company may at its option terminate this Agreement for Cause (as hereinafter defined) by giving 10 days written notice of termination to Employee. Any such notice shall specify with particularity the events or circumstances which the Board of Directors of the Company has determined constituted such Cause.

         The term "Cause" shall be limited to the occurrence of the following events, as determined by the Board of Directors of the Company in its sole judgment: (i) Employee breaches any of the material terms of this Agreement and fails to remedy such breach within 10 days following written notice by the Company to Employee of such breach; (ii) Employee is convicted of a felony;
(iii) Employee fails, after at least one written warning from the Company, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to the Company; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records; (vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on Company premises; (viii) Employee engages in sexual harassment involving employees of the Company or on premises of the Company or with respect to business of the Company; (ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; or (x) Employee intentionally violates state, federal or local laws and regulations relating to the business of the Company. Any notice referred to in the preceding sentence shall state with particularity the events or circumstances which the Board of Directors of the Company has determined constituted such Cause.

         5.02 Option to Terminate if Employee Permanently Disabled, Etc. The Company shall have the option to terminate this Agreement immediately by giving written notice of termination to Employee upon the occurrence of any one of the following events:

         (a) Employee becomes permanently disabled because of sickness, physical or mental disability, or any other reason, so that it reasonably appears to the Board of Directors of the Company that Employee will be unable to perform the essential aspects of his duties under this Agreement;

         (b) The death of Employee; or

         (c) The continued incapacity on the part of Employee to perform his duties for a continuous period of 60 days, unless waived by the Company, and a reasonable determination by the Board of Directors of the Company that Employee has not performed his duties during such period.

         5.03 Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the expiration of the Initial Term or the Extension Term then in effect, as the case may be, pursuant to Section 5.01 or Section 5.02, Employee shall be entitled



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to Employee's Base Salary (subject to standard deductions) at the rate then in effect to the date of such termination, computed pro rata up to and including that date, and Employee shall be entitled to no further compensation after the date of such termination.

         5.04 Company's Option to Terminate. This Agreement may be terminated by the Company immediately at any time without Cause pursuant to this Section
5.04 upon notice given by the Company to the Employee, after due authorization by the Board of Directors. Such notice shall specify the date when such termination shall be effective. A notice given by the Company pursuant to
Section 1.03 to terminate this Agreement at the end of the Initial Term or any Extension Term, as the case may be, shall be deemed to be a termination without Cause pursuant to this Section 5.04. In the event of the termination of this Agreement by the Company without Cause pursuant to this Section 5.04, the Company shall continue to pay to Employee, not less frequently than monthly, his Base Salary (subject to standard deductions) at the rate in effect as of such termination from the date of such termination through the date which is the latest to occur of the following: (a) the date on which the Initial Term or Extension Term then in effect, as the case may be, expires, (b) the date which is twelve (12) months after the date of the Company's termination of this Agreement without Cause pursuant to this Section 5.04 or (c) the date on which the Non-Competition Period (as hereinafter defined) expires. As used herein, the term "Non-Competition Period" shall mean the two-year period after the termination of this Agreement referred to in Section 6.08; provided, however, in the event that the Company shall give notice to Employee pursuant to this
Section 5.04 that the Company shall not require Employee to comply with the provisions of Section 6.08 after a date prior to the expiration of such two-year period after the termination of this Agreement, the "Non-Competition Period" shall mean the period commencing on the date of the termination of this Agreement and ending on the date specified in the Company's notice respecting the shortening or elimination of the period for compliance with Section 6.08, as the case may be. The Company shall have no further obligations to Employee hereunder after the termination of this Agreement pursuant to this Section 5.04 except for the payments of Base Salary as set forth in this Section 5.04.

         5.05 Survival of Provisions. The terms and provisions of this Article 5 shall survive the termination of this Agreement and shall be fully enforceable despite and after any such termination.

                                   ARTICLE 6
                       PROPRIETARY PROPERTY; CONFIDENTIAL
                          INFORMATION; NON-COMPETITION

         6.01 Duties. Employee understands and agrees that, during the Initial Term and each Extension Term, if any, Employee's duties will include the conception of improvements and inventions (whether or not ultimately issuing as Letters Patent in any country), the creation of confidential information protected by the Company as trade secrets and the authoring of "works" as defined under the copyright laws of the United States of America found in 17 United States Code. Such information is collectively referred to in this Agreement as "Proprietary Information".

         6.02 Ownership. Employee understands and agrees that for all Proprietary Information created within the scope of Employee's employment, the Company shall own all




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right, title and interest thereto. In the case of works authored or created by
Employee, such works are considered a "work made for hire" under 17 United States Code Section 101 - the copyright laws. All Proprietary Information, if any, created by Employee prior to his employment with the Company, and in which Employee claims ownership, is shown in Schedule 6.02 attached hereto.

         6.03 Notice and Assistance. Employee shall give adequate written notice to the Company as soon as practicable of all Proprietary Information created by Employee during Employee's employment with the Company, assist the Company in evaluating the Proprietary Information for patent, trade secret and copyright protection and sign all documents and do all things necessary at the expense of the Company to assist the Company in the protection, development, marketing or transfer of such Proprietary Information.

         6.04 Assignment. Employee hereby assigns and agrees to assign all right, title and interest into such Proprietary Information to the Company or its nominee. At the request of the Company, whether during or after the termination of Employee's employment, Employee shall timely execute or join in executing all papers or documents required for the filing of patent applications and copyright registrations in the United States of America and such foreign countries as the Company may in its sole discretion select, and shall assign all such patent applications and copyrights to the Company or its nominee, and shall provide the Company or its agent or attorneys with all reasonable assistance in the preparation and prosecution of patent application and copyright registrations, including drawings, specifications, and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect or maintain the rights of the Company or its nominee in the inventions, patent applications, Letters Patent and copyrights in accordance with the spirit of this Agreement.

         6.05 Confidential Information. Employee agrees to keep confidential all information protected by the Company as trade secrets during the Initial Term and each Extension Term, if any, (including any leaves of absence) and will neither use nor disclose the confidential information without written authorization by the Company for ten years thereafter. For the purposes of this Agreement, such confidential information shall include information set forth in any application for Letters Patent unless and until such information is ultimately published. The Company and Employee mutually agree that the following types of information shall not be protected by this Agreement:

         (a) Information already in the public domain at the time Employee received it;

         (b) Information which although disclosed in confidence to Employee is later disseminated by the Company into the public domain;

         (c) Information which although received in confidence by Employee is subsequently disseminated into public domain by a third party who has not breached any duty to any other party in disseminating such information; and


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         (d) Information given by the Company in confidence to Employee which
     Employee is expressly authorized in writing by the Company to use or disclose thereafter.

Employee also understands and agrees that he will maintain in confidence all information known to him by reason of his employment even if such information is included in a redacted deposit of a work filed with an application for copyright registration, if such deposit has been abridged in order to protect the confidentiality of the information deposited with the Copyright Office. For purposes of this Agreement, a trade secret "...may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it. It may be a formula for a chemical compound, a process of manufacturing, trading or preserving materials, a pattern for machine or other device, or a list of customers..." as commonly interpreted by the courts of the State of Texas. Upon the termination of this Agreement, regardless of how such termination may be brought about, Employee shall deliver to the Company any and all documents, instruments, notes, papers or other expressions or embodiments of Proprietary Property or confidential information which are in Employee's possession or control.

         6.06 Publicity. During the Initial Term and each Extension Term, if any, and for a period of ten years thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

         6.07 Fiduciary Relationship. Notwithstanding any provision of Section
2.02 which may permit Employee to engage in business activities other than Employee's duties hereunder, Employee, by virtue of his high position of trust and reliance on him by the Company, understands that Employee enjoys a fiduciary relationship with the Company in carrying out his obligations under this Agreement. Accordingly, Employee agrees to honor his obligations under this Agreement by conducting himself with the highest degree of fairness and trust toward the Company.

         6.08 Non-Competition. Notwithstanding any provision of Section 2.02 which may permit Employee to engage in business activities other than Employee's duties hereunder, in consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that during the Initial Term and each Extension Term, if any, and for a period of two years following termination of this Agreement, Employee shall not, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages, in the United States or Canada, in any business activity in which the Company participates during Employee's employment with the Company; provided, however, the foregoing shall not prohibit Employee



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from purchasing and holding as an investment not more than 5% of any class of publicly traded securities, or 10% of any class of other securities, of any entity which is engaged in the design, manufacturing, marketing, sale or distribution of minimally invasive surgery products, so long as Employee does not participate in any way in the management, operation or control of such entity.

         6.09 Judicial Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section 6.08 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however, Section
6.08 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         6.10 Customer Lists; Non-Solicitation. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that, notwithstanding any provision of Section 2.02 which may permit Employee to engage in business activities other than Employee's duties hereunder, during the Initial Term and each Extension Term, if any, and for a period of one year following the termination of this Agreement, Employee shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company on whom Employee called or with whom he became acquainted during his employment with the Company, nor (c) recruit, hire or attempt to recruit or hire any employees of the Company.

         6.11 Equitable Relief. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Article 6 of this Agreement, Employee acknowledges that the Company will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         6.12 Survival of Provisions. The terms and provisions of this Article 6 shall survive the termination of this Agreement and shall be fully enforceable despite and after any such termination.



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                                   ARTICLE 7
                               GENERAL PROVISIONS


         7.01 Notices. All notices or other communications required under this Agreement may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or mailed to the parties at their respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee.

         7.02 Entirety of Agreement. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Employee by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to such employment.

         7.03 Governing Law. This Agreement shall be governed by the laws of the State of Texas and deemed performable in Bexar County, Texas.

         7.04 Binding Agreement. This Agreement shall be binding upon all parties hereto and their respective heirs, legal representatives and successors.

         EXECUTED effective the 11th day of May, 1998.


                                      LIFEQUEST MEDICAL, INC.



                                      By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------




                                      -----------------------------------------
                                      RICHARD A. WOODFIELD





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                                 SCHEDULE 6.02
                                 -------------

                    PROPRIETARY PROPERTY CLAIMED BY EMPLOYEE
                    ----------------------------------------




Proprietary Property Claimed:*
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*        None, if left blank





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